                                                                EXHIBIT 10.4(a)












                         JOHN NUVEEN & CO. INCORPORATED
                         EMPLOYEES' PROFIT-SHARING PLAN

              (As Amended and Restated Effective January 1, 1997)

ARTICLE  I.    NAME, CHARACTER AND PURPOSE OF PLAN ........................................  1
   1.1.        Name .......................................................................  1
   1.2.        History ....................................................................  1
   1.3.        Qualified Plan .............................................................  1
   1.4.        Application ................................................................  1
ARTICLE  II.   DEFINITIONS ................................................................  1
ARTICLE  III.  PARTICIPATION ..............................................................  7
   3.1.        Dates of Participation .....................................................  7
   3.2.        Rollover Amount ............................................................  8
ARTICLE  IV.   EMPLOYER PROFIT SHARING CONTRIBUTIONS ......................................  8
   4.1.        Profit Sharing Contribution Formula ........................................  8
   4.2.        Statements .................................................................  9
   4.3.        Allocation of Employer Profit Sharing Contribution .........................  9
ARTICLE  V.    PARTICIPANT ELECTIVE DEFERRALS .............................................  9
   5.1.        Elective Deferral Agreement ................................................  9
   5.2.        Deduction of Elective Deferral Contributions ...............................  9
   5.3.        Change in Rate of Elective Deferral Contributions ..........................  9
   5.4.        Suspension of Elective Deferral Contributions ..............................  10
   5.5.        Nonforfeitability of Elective Deferral Contributions .......................  10
   5.6.        Annual Limit on Elective Deferral Contributions ............................  10
   5.7.        Elective Deferral Contributions Discrimination Limitation ..................  10
   5.8.        Calculation of Income or Loss on Excess Deferrals ..........................  11
ARTICLE  VI.   EMPLOYER MATCHING CONTRIBUTIONS ............................................  11
   6.1.        Employer Matching Contributions ............................................  11
   6.2.        Employer Matching Contributions Nondiscrimination Limitation ...............  11
   6.3.        Calculation of Income or Loss on Excess Contributions ......................  12
ARTICLE  VII.  ACCOUNTING; LIMITS ON ANNUAL ADDITIONS .....................................  12
   7.1.        Separate Accounts ..........................................................  12
   7.2.        Allocation of Remainders ...................................................  12
   7.3.        Statement of Account .......................................................  12
   7.4.        Distributions ..............................................................  12
   7.5.        Adjustments ................................................................  13
   7.6.        Yearly Limitations on Total Additions to Participant's Accounts ............  13
ARTICLE  VIII. VESTING AND TERMINATION ....................................................  14
   8.1.        Vested Interest ............................................................  14
   8.2.        Vesting at Normal Retirement Age ...........................................  14
   8.3.        Vesting on Death or Permanent Disability ...................................  14
   8.4.        Determination of Remainders; Restoration of Remainders Upon
               Reemployment................................................................  14



                             TABLE OF CONTENTS                                    PAGE
ARTICLE  IX.   DISTRIBUTION OF BENEFITS .........................................  15
   9.1.        Time and Manner of Distribution ..................................  15
   9.2.        Loans ............................................................  16
   9.3.        Designation of Beneficiaries .....................................  16
   9.4.        Missing Participants .............................................  16
   9.5.        Direct Rollovers .................................................  17
ARTICLE  X.    ADMINISTRATION ...................................................  18
   10.1.       Allocation of Responsibility Among Fiduciaries ...................  18
   10.2.       Committee ........................................................  18
   10.3.       Duties and Powers of Committee ...................................  18
   10.4.       Administration of Trust Fund .....................................  20
   10.5.       Procedures of Committee ..........................................  20
   10.6.       Allocation and Delegation of Administrative Responsibilities .....  20
   10.7.       Indemnification of Committee .....................................  20
   10.8.       Compensation and Expenses ........................................  20
   10.9.       Records ..........................................................  21
   10.10.      Claims Procedure .................................................  21
ARTICLE  XI.   THE TRUST FUND AND ITS ADMINISTRATION ............................  21
   11.1.       The Trust Fund ...................................................  21
   11.2.       Designation of Investments by Participants .......................  21
   11.3.       Trustee ..........................................................  22
ARTICLE  XII.  MISCELLANEOUS ....................................................  22
   12.1.       Information to be Furnished by the Employer ......................  22
   12.2.       Information to be Furnished by Participants ......................  23
   12.3.       Interests Not Transferable .......................................  23
   12.4.       Facility of Payment ..............................................  23
   12.5.       Absence of Guaranty ..............................................  23
   12.6.       Employment Rights ................................................  23
   12.7.       Evidence .........................................................  23
   12.8.       Waiver of Notice .................................................  23
   12.9.       Gender and Number ................................................  23
   12.10.      Action by Nuveen .................................................  23
   12.11.      Courts ...........................................................  23
   12.12.      Successors, etc. .................................................  24
   12.13.      Qualified Domestic Relations Orders ..............................  24
ARTICLE  XIII. ADOPTION, AMENDMENT OR TERMINATION ...............................  24
   13.1.       Adoption .........................................................  24
   13.2.       Amendment ........................................................  24
   13.3.       Termination ......................................................  25
   13.4.       Vesting and Distribution on Termination ..........................  25
   13.5.       Notice of Amendment or Termination ...............................  25
   13.6.       Merger or Consolidation of Plan ..................................  25


                             TABLE OF CONTENTS                                     PAGE
ARTICLE  XIV. NOTICE .........................................................................  26
ARTICLE  XV. TOP-HEAVY PROVISIONS ............................................................  26
   15.1.   Requirements in Plan Years in which Plan is Top-Heavy .............................  26

                         JOHN NUVEEN & CO. INCORPORATED
                         EMPLOYEES' PROFIT-SHARING PLAN
                         ------------------------------

              (As Amended and Restated Effective January 1, 1997)

                                  ARTICLE I.

                     NAME, CHARACTER AND PURPOSE OF PLAN
                     -----------------------------------

        1.1 Name. This document is an amendment, restatement and continuation of the "John Nuveen & Co. Incorporated Employees' Profit-Sharing Plan", effective as of January 1, 1997 (except as otherwise indicated within this document), under which the Employer will share profits with Employees by making contributions from its profits to the Trust for the exclusive benefit of Participants or their Beneficiaries. Effective January 1, 1997, this Plan was amended and restated to add a Code Section 401(k) cash or deferred arrangement.

        1.2 History. The Plan is successor to the John Nuveen & Co. Incorporated Profit-Sharing Trust, which was created under date of December 22, 1941, amended July l, l970 and December 3l, l974 and succeeded to the John Nuveen Pension Fund established in l936. At all times since, it has been administered continuously.

        1.3 Qualified Plan. The Plan and Trust have been amended and restated to conform with the requirements of the Internal Revenue Code of 1986, as amended, so that the Plan will be a qualified Plan and the Trust will constitute a qualified trust within the meaning of Code Sections 401(a) and 501(a), respectively.

        1.4 Application. The provisions of the amended and restated Plan shall apply only to Employees who terminate employment on or after the Restatement Date and their Beneficiaries. The rights and benefits, if any, of a former Employee or his or her Beneficiary who are or will be receiving benefits under the Plan shall be determined in accordance with the prior provisions of the Plan in effect on the date his or her employment terminated.


                                  ARTICLE II.

                                  DEFINITIONS
                                  -----------

        2.1 "Accounts" means all the accounts maintained for a particular Participant, including, as applicable, the Employer Profit Sharing Contribution Account, the Elective Deferral Contribution Account, the Employer Matching Contribution Account and the Rollover Account.

        2.2 "Actual Contribution Percentage" means, with respect to each Employee who is eligible to participate under Section 3.1, the percentage represented by the Employer Matching Contributions on behalf of the Employee for the Plan Year divided by the Compensation received by the Employee for the Plan Year. However, Employer Matching Contributions that are taken into account under Section 2.3 shall not be included in the computation of the Actual Contribution Percentage. The Plan Administrator may elect for each Plan Year to treat Elective Deferral Contributions allocated to a Participant as Employer Matching Contributions in computing the Actual Contribution Percentage.

     2.3. "Actual Deferral Percentage" means, with respect to each Employee who is eligible to participate under Section 3.1, the percentage represented by his or her Elective Deferral Contributions for the Plan Year divided by the Compensation received by the Employee for the Plan Year. The Plan Administrator may elect for each Plan Year to treat any portion of that Plan Year's Employer Matching Contributions that may be treated as "qualified matching contributions" under Code Section 401(k) allocated to a Participant as Employer Matching Contributions in computing the Actual Deferral Percentage.

     2.4. "Beneficiary" means any person designated by a Participant pursuant to Section 9.3 to receive benefits under the Plan in the event of his or her death.

     2.5. "Break in Service" means a Plan Year for which an Employee or Participant is credited with fewer than 501 Hours of Employment. Solely for purposes of determining whether a Break in Service has occurred, a Participant will be treated as completing up to, but not more than, 501 Hours of Employment during a period in which the Participant was on a leave of absence caused by pregnancy, birth of a child, adoption of a child, or care for a child during the period immediately following the birth or adoption of the child. The total Hours of Employment used to determine whether a Break in Service for such leave has occurred shall not exceed 50l. Hours of Employment so used shall apply to the year in which the permitted leave began if necessary to prevent a Break in Service, or, if the Participant completed more than 500 Hours of Employment in such year, then the Hours of Employment shall apply to the following year.

     2.6.  "Code" means the Internal Revenue Code of l986, as amended.

     2.7. "Committee" means the Profit Sharing Committee appointed by Nuveen's Board of Directors.

     2.8. "Compensation" means base compensation received from an Employer for a Plan Year which is treated as wages on Form W-2 for federal income tax purposes, plus amounts contributed by an Employer which are not included in income under Code Section 125, but excluding bonuses, overtime, incentive pay, reimbursements and expense allowances, fringe benefits, monthly expenses, and other deferred compensation and welfare benefits. Not more than $150,000 (as adjusted under Code Section 401(a)(17)(B)) of Compensation shall be taken into account for any Participant in any Plan Year.

     2.9. "Elective Deferral Agreement" means an agreement between a Participant and his or her Employer described in Section 5.1.

     2.10. "Elective Deferral Contribution Account" means the account maintained for the Participant's Elective Deferral Contributions, as adjusted under Article VII for earnings, losses, changes in market value, fees, expenses and distributions, if any.

     2.11 "Elective Deferral Contributions" means amounts contributed to the Plan on behalf of a Participant under his/her Elective Deferral Agreement and
Article V. Elective Deferral Contributions are intended to qualify as "salary reduction" contributions under Code Section 401(k).

     2.12 "Employee" means any employee of an Employer, other than a "leased employee" as defined in Code Section 414(n)(2) and the Regulations thereunder.

     2.13 "Employer" means, as the context requires, either jointly or severally, John Nuveen & Co. Incorporated or its successors, and each Related Business which has become a party to this Plan, as determined by the Board of Directors of John Nuveen & Co. Incorporated.

     2.14 "Employer Matching Contribution Account" means the account maintained for the Employer Matching Contributions made on the Participant's behalf under Section 6.1, as adjusted under Article VII for earnings, losses, changes in market value, fees, expenses, and distributions, if any.

     2.15 "Employer Matching Contributions" means the contributions made by an Employer under Section 6.1.

     2.16 "Employer Profit Sharing Contribution Account" means the account maintained for the Employer Profit Sharing Contributions made on the Participant's behalf under Section 7.1, as adjusted under Article VII for earnings, losses, changes in market value, fees, expenses and distributions, if any.

     2.17 "Employer Profit Sharing Contributions" means the contributions made by an Employer under Section 7.1.

     2.18 "Fiduciaries" means the Board of Directors of Nuveen, the Committee, and the Trustee, and any other "fiduciary" within the meaning of ERISA, but only with respect to the specific responsibilities of each for Plan and Trust administration, as described and allocated in Section 10.l.

     2.19     "5% Owner" means a Participant who is a more-than-5% shareholder
of an   Employer which is a corporation, or a person with a more-than-5%
capital or profits interest in an Employer which is not a corporation. A Participant's ownership in an Employer will be determined under the rules of Code Section 318.

     2.20 "415 Compensation" means a Participant's compensation, as determined under Income Tax Regulations Section 1.415-2(d) and, effective after December 31, 1997, shall include salary deferrals to Code
Section 401(k) plans and salary reduction contributions to Code Section 125 plans.

     2.21.  "Highly Compensated Employee" means any Employee who:

     (a)    was a 5% Owner at any time during the current or prior Plan Year;
            or

     (b)    for the preceding Plan Year:

            (i) had 415 Compensation from the Employer of more than $80,000 (as adjusted under Code Section 414(q)); and

            (ii) if the Employer elects for the preceding Plan Year, was in the top-paid group of Employees for the preceding Plan Year.

     An Employee is in the top-paid group of Employees for any year if such Employee is in the group consisting of the top 20% of Employees (ranked by 415 Compensation).

     2.22. "Hour of Employment" means each hour for which an Employee is paid or entitled to payment by an Employer for performance of duties or on account of a period during which no duties are performed due to vacation, holiday, illness, incapacity, paid layoff, jury duty, military duty or other leave of absence authorized by an Employer under its standard personnel practices, administered in a uniform and nondiscriminatory manner, and each hour for which back pay is either awarded or agreed to by the Employer.
Special rules for crediting Hours of Employment during a period in which the Employee performs no services for the Employer are found in 29 C.F.R. Section 2530.200b-2(b) and (c) issued by the United States Department of Labor, which are herein incorporated by reference. Hours of Employment shall be credited to an Employee with respect to the employment periods to which they relate, rather than to the periods in which payment is actually made. Hours of Employment shall be credited to an Employee on the basis of semi-monthly payroll periods; an Employee will be credited for 95 Hours of Employment for each semi-monthly payroll period for which the Employee would be required to be credited with at least one Hour of Employment under 29 C.F.R. Section 2530.200b-2(b) and (c) described above.

     2.23 "Net Income Before Tax" means net income or loss of the Employer as computed by its accounting staff and subsequently verified by the Employer's certified public accountants before providing for contributions under this Plan and before providing for federal income taxes.

     2.24 "Nuveen" means John Nuveen & Co. Incorporated, a Delaware corporation.

     2.25 "Participant" means any Employee who is participating in the Plan under the provisions of Section 3.l.

     2.26 "Plan" means the John Nuveen & Co. Incorporated Employees' Profit Sharing Plan, as set forth by this document or as subsequently amended.

     2.27     "Plan Year" means the calendar year.

     2.28 "Remainder" means the non-vested portion of the account of any Participant who has incurred a Break in Service and terminated employment with the Employer.

     2.29 "Related Business" means any corporation, partnership, proprietorship or other entity which, along with an Employer, is a member of a "controlled group of corporations", a group of trades of businesses (whether or not incorporated) under common control or an "affiliated service group", as described in Section 414(b), 414(c) or 414(m), respectively, or the Code, or which is required to be aggregated with an Employer under Regulations issued under Code Section 414(o).

     2.30     "Restatement Date" means January l, l997.

     2.31 "Rollover Account" means the account maintained for amounts rolled over or transferred to the Plan from another qualified plan under Section 3.2, after adjustments for earnings, losses, changes in market value, fees, expenses and distributions, if any.

     2.32 "Rollover Amount" means any amount received by an Employee or Participant which is described in Code Section 402(c)(4), 403(a)(4) or 408(d)(3).

     2.33     "Service" shall be computed as follows:

     (a) For purposes of eligibility to participate under Article III, an Employee shall be credited with a year of Service if he is credited with at least 1,000 Hours of Employment in an "eligibility computation period". An Employee's initial eligibility computation period is the one-year period beginning on the date he is first credited with an Hour of Employment. If needed, an Employee's subsequent eligibility computation periods are Plan Years, beginning with the Plan Year which begins during his or her initial eligibility computation period. If a former Participant described in paragraph (c) is reemployed, his or her initial eligibility computation period will begin on the first date following his or her reemployment when he is credited with an Hour of Service.

     (b) For purposes of vesting under Article VIII, a Participant shall be credited with a Year of Service if he is credited with at least 1,000 Hours of Employment in a Plan Year, including Plan Years before he became a Participant.

     (c) If a Participant who has fewer than three Years of Service terminates employment and then has five or more consecutive Breaks in Service, such former Participant will forfeit all prior Service under paragraphs (a) and (b).

     (d) If a Participant who has at least three Years of Service terminates employment and is reemployed as an Employee before having five consecutive Breaks in Service, his or her prior Service under paragraphs (a) and (b) will be restored as of his or her reemployment date.

    (e) For all purposes of this Section 2.33, Service shall be calculated using all Hours of Employment performed for the Employer and any Related Business.

    2.34 "Settlement Date" means the date as of which distribution of a Participant's account shall be made or begin. A Participant's Settlement Date will occur as soon as practicable after his or her termination of employment (for any reason), but in no event later than the April 1 following the end of the Plan Year in which his or her termination of employment occurred, unless the Participant elects to defer his or her Settlement Date under Section 9.1(b). Effective January 1, 1997, any Participant who is actively employed by an Employer and who has begun receiving payment of their Accounts pursuant to the required minimum distribution rules under Code Section 401(a)(9) as in effect prior to January 1, 1997, may elect to suspend his/her distributions until their termination of employment.

    2.35.    Top-Heavy Plan Definitions:

    (a)
                  (i) "Top-Heavy Plan" or "Top-Heavy" shall refer to the Plan if, as of any Determination Date, the aggregate of the accrued benefits of Key Employees who are Participants under the Plan (including accrued benefits under any other Plan aggregated with the Plan under the following subparagraph) exceeds 60% of the aggregate of the accounts of all Employees under the Plan, as determined in accordance with the provisions of Code Section 4l6(g). For this purpose, Employees and Key Employees shall include only such individuals who received compensation from the Employer at any time during the five-year period ending on the Determination Date.

          (ii) The determination of whether the Plan is Top-Heavy shall be made after aggregating all other tax-qualified plans of the Employer in which a Key Employee participates or which enable any such tax-qualified plan to satisfy the requirements of Code Sections 401(a)(4) and 410, to the extent such aggregation is required by Code Section 416(g)(2) (together with the Plan, the "required aggregation group"), and after aggregating any other such plan of the Employer which may be taken into account under the permissive aggregation rules of Code Section 416(g)(2)(a)(ii) if such permissive aggregation thereby eliminates the Top-Heavy status of any plan within such permissive aggregation group. In determining the accrued benefit of any Employee under any defined benefit plan which is aggregated under this subparagraph, the accrual method used shall be the actual accrual method used under all such plans of the Employer.

          (iii) The Plan is "Super Top-Heavy" if, as of the Determination Date, the Plan would meet the test specified above for being a Top-Heavy Plan if 90% were substituted for 60% in each place it appears in this subsection.

        (b) "Determination Date" means, for purposes of determining whether the Plan is Top-Heavy for a particular Plan Year, the last day of the preceding Plan Year.

        (c) "Key Employee" means any Participant in the Plan (including a Beneficiary of such Participant) who at any time during the Plan Year or any of the four preceding Plan Years is:

               (i) An officer of the Employer who receives as annual
                   compensation more than 50% of the dollar limit under Code
                   Section 415(b)(l)(A) (but in no event shall more than 50 Employees or, if less, the greater of three or l0% of all Employees be taken into account under this paragraph (i) as Key Employees);

              (ii) One of the ten Employees owning (or considered as owning within the meaning of Code Section 318) both more than a 1/2 of 1% interest in the value and the largest percentage interests in the Employer, provided that such Employee also had compensation for that Plan Year exceeding the maximum dollar limitation under Code Section 415(c)(l)(A) in effect for the calendar year in which the Determination Date falls;

             (iii) An Employee owning (or considered as owning within the meaning of Code Section 318) more than 5% of the outstanding stock of the Employer or stock possessing more than 5% of the total combined voting power of all stock of the Employer; or

              (iv) An Employee who receives as annual compensation from the
                   Employer more than $l50,000 and who would be described in paragraph (iii) of this Section if "l%" were substituted for "5%."

                   For purposes of applying Code Section 318 to the provisions of this subsection (c), Code Section 318(a)(2)(c) shall be applied by substituting "5%" for "50%". In addition, Code
                   Section 414(b), (c) and (m) shall not apply for purposes of determining top-ten ownership or ownership percentage in the Employer under this subsection (c).

        (d) "Non-Key Employee" means any Employee (including a Beneficiary of such Employee, if that Beneficiary is a Participant) who is not a Key Employee.

        2.36 "Trust Fund" or "Trust" means the fund presently held by the Trustee to which all contributions pursuant to this Plan will be made and out of which all benefits payable pursuant to this Plan will be provided, and shall include all contributions by the Employer and Participants and all investments thereof and accumulated earnings thereon.

                                 ARTICLE III

                                PARTICIPATION


     3.1    Dates of Participation.

     (a) Each Employee on the Restatement Date who was a Participant will continue to be a Participant after the Restatement Date, provided he continues to be an Employee.

     (b) Each Employee who was not a Participant on the Restatement Date will become a Participant hereunder on the first to occur of the following:

            (i) the first anniversary of the date the Employee commenced employment with the Employer, provided that, as of that date he has reached age 2l and completed a year of Service as defined in Section 2.33(a); or

            (ii) the January 1 or July 1 coincident with or next following the date when the Employee has reached age 21 and completed a year of Service as defined in Section 2.33(a).

     (c) A Participant's status as such shall cease upon his or her termination of employment with the Employer; provided, however, that for purposes of Article IX, the term "Participant" shall include any former Participant who has not received all payments to which he is entitled under the Plan.

     (d) A former Participant who is reemployed as an Employee by the Employer will become a Participant again subject to the following rules:

            (i)     a former Participant whose Service is forfeited under
                    Section 2.33(c) will, upon reemployment by the Employer, be treated as a new Employee and must satisfy Section 3.1(b) again;

            (ii) any other former Participant will become a Participant again as of the date he is reemployed by the Employer.

     3.2  Rollover Amount.  Any Employee who becomes a Participant pursuant to
Section 3.l may file a written application with the Committee requesting that the Trustee accept a Rollover Amount from such Participant. The Committee, in its sole discretion, shall determine whether the amount in question is a Rollover Amount and whether the Participant shall be permitted to contribute it to the Trust. Any written application filed pursuant to this Section shall set forth the amount of such Rollover Amount and a statement, satisfactory to the Committee, that such contribution constitutes a Rollover Amount, and the Committee may request such other information as is necessary to implement this Section. Rollover Amounts shall be accepted in cash only. In the event the Committee permits a Participant to contribute a Rollover Amount, such Rollover Amount shall become part of the Trust Fund and shall be maintained in a separate fully vested Rollover Account.

                                 ARTICLE IV.

                    EMPLOYER PROFIT SHARING CONTRIBUTIONS


     4.1 Profit Sharing Contribution Formula. Subject to all rights herein reserved to it with respect to alteration, amendment, interruption or discontinuance of the Plan, Nuveen will pay to the Trustee, as of the last day of each Plan Year and not later than the time prescribed by law for filing its federal income tax return for such Plan Year (including extensions thereof), a Profit Sharing Contribution out of such year's current profits. The amount of this Profit Sharing Contribution shall be equal to two percent of the total compensation, including overtime allowances, bonuses and any other additional payments and benefits, paid all Participants during such Plan Year, who were Employees as of the last day of the Plan Year, or such other amount as the Board of Directors of Nuveen or the Executive Committee of such Board of Directors may determine prior to the time prescribed by law for filing Nuveen's federal income tax return for such Plan Year, but not in excess of the maximum amount which, if paid as a profit sharing payment hereunder, would be allowable to Nuveen as an income tax deduction for such Plan Year under the then applicable provisions of the Code. In no event shall the amount of the Profit Sharing Contribution be such as to reduce the "Net Income Before Tax" of Nuveen from a profit to a loss position.

     4.2 Statements. Nuveen shall at or before the time of making its Profit Sharing Contribution for any Plan Year, or of filing its federal income tax return for such year, deliver to the Committee and the Trustee a statement of the amount of its Profit Sharing Contribution for such Plan Year, together with a statement that such amount has been computed in accordance with Section 6.4 of the Plan by its accounting staff and has been subsequently verified by its certified public accountants.

     4.3 Allocation of Employer Profit Sharing Contribution. The Employer Profit Sharing Contribution to the Trust for any Plan Year shall first be used to make any special allocations required under Section 8.4(b) which could not be made under Section 7.2 because these were insufficient Remainders; the balance shall then be allocated among and credited to the separate Profit Sharing Accounts of all Participants who were Employees as of the last day of the Plan Year in that proportion which the Compensation paid a Participant during the Plan Year (including Compensation paid during any part of that Plan Year prior to the date when he became a Participant) bears to the total of such Compensation paid by the Employer during the Plan Year to all Participants who were Employees as of the last day of the Plan Year. Allocations of contributions under this Section 4.3 shall be considered as having been made on the last day of the applicable Plan Year regardless of the dates of actual entries or receipt by the Trustee.

                                  ARTICLE V.

                        PARTICIPANT ELECTIVE DEFERRALS

        5.1 Elective Deferral Agreement. A Participant may elect to enter into an Elective Deferral Agreement which shall be applicable to each payroll period. The terms of any such Elective Deferral Agreement shall provide that the Participant agrees to a reduction in Compensation equal to any whole percentage from 1% to 6% of his or her Compensation [for each payroll period] after the Deferral Agreement becomes effective.

        5.2 Deduction of Elective Deferral Contributions. The Employer shall deduct a Participant's Elective Deferral Contributions from the Compensation of the Participant and as soon as practicable after the deduction is made, but in no event later than the 15th business day of the month following the month in which the deduction is made, shall contribute the sums so deducted to the Trustee for investment as the Participant shall have directed as provided in
Section 7.1.

        5.3 Change in Rate of Elective Deferral Contributions. Within the limitations of Section 5.1, a Participant may change the percentage of his or her Elective Deferral Contributions being made from his or her Compensation as of the first day of the first payroll period beginning in any calendar quarter, by submitting a form to the Committee at least 10 business days preceding the date such change is to become effective, or by such other date as the Committee shall designate.

        5.4 Suspension of Elective Deferral Contributions. A Participant may elect to suspend making Elective Deferral Contributions as of the first day of the first payroll period next following the completion of the processing of the Participant's request by submitting a form to the Committee at least 10 business days preceding the date such suspension is to become effective. Such election can be revoked and Elective Deferral Contributions may resume as of the first day of the first pay period beginning in any calendar quarter by submitting a form to the Committee at least 10 business days preceding the date contributions are to resume.

        5.5 Nonforfeitability of Elective Deferral Contributions. All Elective Deferral Contributions shall be fully vested and nonforfeitable at all times.

        5.6 Annual Limit on Elective Deferral Contributions. No Participant shall be permitted to have Elective Deferral Contributions made under this Plan or any other qualified plan maintained by the Employer during any calendar year in excess of the dollar limitation contained in Code Section 402(g) in effect at the beginning of such calendar year. The dollar amount of the limit under Code Section 402(g) for 1997 is $9,500. Any Elective Deferral Contributions made by the Employer on behalf of a Participant in excess of the adjusted Code
Section 402(g) limit for a calendar year, and the earnings attributable thereto (as calculated under Section 6.3) shall be returned to the Participant no later than the April 15 following the close of the calendar year in which such excess Elective Deferral Contributions were made.

        If a Participant would exceed the limitation of this Section 5.7 when the amount the Participant elects to contribute to his or her Elective Deferral Contribution Account is aggregated with the amounts deferred by the Participant under other plans or arrangements described in Code Sections 401(k), 408(k), 403(b) or 501(c)(18), the Participant may request that the Committee distribute the excess deferrals. Such excess deferrals and income or loss allocable thereto (as calculated under Section 6.3) may be distributed no later than April 15 of the calendar year following the calendar year in which any such excess deferrals are contributed, to Participants who claim such allocable deferral contributions for the preceding calendar year. The Participant's claim shall be in writing, shall be submitted to the Committee no later than March 15 of the calendar year following the calendar year in which any such excess deferrals are contributed, shall specify the Participant's deferral contribution amount for the preceding calendar year, and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such deferral contributions, when added to amounts deferred under other plans or arrangements described in Code Sections 401(k), 408(k), 403(b) or 501(c)(18), exceed the limit imposed on the Participant in accordance with the applicable provisions of the Code for the year in which the deferral contributions occurred. To the extent the excess deferral arises under this Plan, when combined with other plans of the Employer, the individual will be deemed to have notified the Committee of the excess deferral and to have requested distribution.

        5.7 Elective Deferral Contributions Discrimination Limitation. The Employer may decrease the maximum permissible Elective Deferral Contributions for certain Participants as determined by the Employer each year, distribute Elective Deferral Contributions (including any gain or loss thereon as calculated under Section 6.3) made by certain Participants as it shall determine within 2 1/2 months after the end of the Plan Year to which they relate, and/or make additional Elective Deferral Contributions on behalf of certain Participants to the extent necessary to meet either of the following tests for any Plan Year:

       (a) The average Actual Deferral Percentage of eligible Employees who are Highly Compensated Employees is not more than 1.25 times the average Actual Deferral Percentage for the prior year of all other eligible Employees; or

       (b) The excess of the average Actual Deferral Percentage of eligible Employees who are Highly Compensated Employees over the average Actual Deferral Percentage for the prior year of all other eligible Employees is not more than two percentage points and the average Actual Deferral Percentage of eligible Employees who are Highly Compensated Employees is not more than two times the average Actual Deferral Percentage for the prior year of all other eligible Employees.

        5.8 Calculation of Income or Loss on Excess Deferrals. The income or loss allocable to the excess deferrals under Sections 5.6 and 5.7 shall be calculated on a uniform basis under Regulation Section 1.401(k)-1(f)(4).


                                 ARTICLE VI.

                       EMPLOYER MATCHING CONTRIBUTIONS


        6.1 Employer Matching Contributions. The Employer shall make an Employer Matching Contribution to the Trust on behalf of each Participant who has elected to make Elective Deferral Contributions under the Plan equal to 50% of each such Participant's Elective Deferral Contribution for the Plan Year. [The Employer Matching Contribution may be changed prospectively for any Plan Year by resolution of the Board of Directors of Nuveen or the Executive Committee of such Board of Directors.]

        6.2 Employer Matching Contributions Nondiscrimination Limitation. The Employer may distribute the amount of vested Employer Matching Contributions (including any gain or loss thereon as calculated under Section 6.3) made for certain Participants as it shall determine each Plan Year within 2 1/2 months following the close of the Plan Year to which they relate, and/or forfeit unvested Employer Matching Contributions on behalf of certain Participants, to the extent necessary to meet either of the following tests for any Plan Year:

        (a) The average Actual Contribution Percentage of eligible Employees who are Highly Compensated Employees is not more than 1.25 times the average Actual Contribution Percentage for the prior year of all other eligible Employees; or

        (b) The excess of the average Actual Contribution Percentage of eligible Employees who are Highly Compensated Employees over the average Actual Contribution Percentage for the prior year of all other eligible Employees is not more than two percentage points and the average Actual Contribution Percentage of eligible Employees who are Highly Compensated Employees is not more than two times the average Actual Contribution Percentage for the prior year of all other eligible Employees.

     In the event an Employer Matching Contribution relates to an excess deferral under Section 5.7, or an excess contribution under Section 5.6, the Employer Matching Contribution and income allocable thereto shall be forfeited and treated as Remainders. The income allocable to an Employer Matching Contribution shall be determined in accordance with Section 6.3.

     The Plan will be permitted to satisfy the Actual Contribution Percentage test under this Section 6.2 by satisfying Section 6.2(b) and the Actual Deferral Percentage test under Section 5.6 by satisfying Section 5.6(b) for any Plan Year only to the extent permitted by law.

        6.3 Calculation of Income or Loss on Excess Contributions. The income or loss allocable to the excess contributions under Sections 6.2 and 7.6 shall be calculated on a uniform basis under Regulation Section 1.401(k)-1(f)(4).


                                    ARTICLE VII.

                    ACCOUNTING; LIMITS ON ANNUAL ADDITIONS


        7.1 Separate Accounts. The Committee (or the Trustee upon the direction of the Committee) will maintain one or more separate Accounts in the name of each Participant (or former Participant who has not yet received all payments due to him or her under the Plan) to reflect his or her participation in the Trust. A separate Account maintained for any Participant shall not represent any interest in a specific asset of the Trust, but merely a proportionate interest in those investments held in common by the Trust in which the Participant directed his or her

Account be invested. Earnings on any investment shall accrue proportionately to those Accounts having an interest in such investment and shall be reinvested by the Trustee, except as otherwise provided in the Trust, in the same investment. As of each December 3l, the total of all Account balances shall reflect the fair market value of the Trust Fund as of that date.

     7.2. Allocation of Remainders. Any Remainders which are determined during any Plan Year shall first be used to make special allocations under
Section 8.4(b); the balance, if any, shall then be allocated among and credited to the Profit Sharing Accounts of all Participants who were Employees as of the last day of the Plan Year in the same manner as if such Remainders were Profit Sharing Contributions of the Employer for the Plan Year.

     7.3. Statement of Account. As soon as practicable after the close of each Plan Year, the Committee will deliver (or will direct the Trustee to deliver) to each Participant a statement of his or her Account balance or balances as of that date in such detail as the Committee may direct. Participants may inspect the Trustee's records pertaining to their individual Accounts.

     7.4. Distributions. All payments or distributions made to or for the benefit of a Participant or his or her Beneficiary will be charged against an Account of the Participant or Beneficiary when paid or distributed.

     7.5. Adjustments. Allocations of Remainders under Section 7.2 shall be considered as having been made on the last day of the applicable Plan Year regardless of the dates of actual entries or receipt by the Trustee.

     7.6. Yearly Limitations on Total Additions to Participant's Accounts. Notwithstanding any other provisions of the Plan, the total "additions" (as defined below) to a Participant's Account for any Plan Year shall not exceed the lesser of:

     (a) $30,000, adjusted for each Plan Year to take into account any adjustment provided under Code Section 415(d); or

     (b) 25% of 415 Compensation paid to the Participant by the Employer in that Plan Year.

For purposes of this Section, the term "addition" shall mean, with respect to each Participant, for each Plan Year, (i) the sum of the Employer Matching Contributions, Elective Deferral Contributions and Remainders made to the Plan on his or her behalf, (ii) amounts allocated to an individual medical account as defined in Code Section 414(c)(2) which is part of a pension or annuity plan maintained by the Employer, and (iii) amounts derived from contributions paid or accrued which are attributable to post-retirement medical benefits allocated to the separate account of a key employee as defined in Code Section 419A(d)(3), under a welfare benefit fund as defined in Code Section 419(c), maintained by the Employer. In applying the above limitation, all qualified defined contribution plans maintained by the Employer shall be treated as one qualified defined contribution plan. Furthermore, the Compensation limitation referred to in (b) above will not apply for any contribution for medical benefits (as defined in Code Sections

401(h) or 419A(f)(2)) which is otherwise treated as an "addition" under Code Sections 415(l)(1) or 419A(d)(2).

     If, as a result of a reasonable error in estimating a Participant's Compensation, or as a result of a reasonable error in determining the amount of Elective Deferral Contributions that may be made with respect to any Participant under the limits of Code Section 415, or under other limited facts and circumstances that the Internal Revenue Service finds justifiable, an excess amount exists, Elective Deferral Contributions as adjusted for income or loss pursuant to Section 6.3 shall be returned to the Participant to the extent necessary to satisfy this Section 6.4. To the extent an excess amount still exists or to the extent the Elective Deferral Contributions cannot be returned to the Participant pursuant to the preceding sentence, the excess amount shall be disposed of in one of the following methods. If the Participant is covered by the Plan as of the end of the Plan Year, the excess amount in the Participant's Accounts will be used to reduce Employer contributions for the Participant in the next Plan Year and each succeeding Plan Year. If the Participant is not covered by the Plan as of the end of the Plan Year, then the excess amount will be held unallocated in a suspense account and allocated to the Accounts of all other Participants in the Plan for the next Plan Year before any other amounts are allocated for such next Plan Year.


                                ARTICLE VIII.

                           VESTING AND TERMINATION


      8.1   Vested Interest.

            (a) A Participant's Elective Deferral Contributions Account and
                Rollover Account shall at all times be fully vested and nonforfeitable.

            (b) Subject to the provisions of this Article VIII, each
                Participant's Vested Percentage and Non-Vested
                Percentage in his or her Employer Profit Sharing Contribution Account and Employer Matching Contribution Account will be determined in accordance with the following schedule:


           Years of Service  Vested Percentage  Non-Vested Percentage
           ----------------  -----------------  ---------------------

                        0-2                 0%                   100%
                          3                20%                    80%
                          4                40%                    60%
                          5                60%                    40%
                          6                80%                    20%
                  7 or more               100%                     0%


        8.2 Vesting at Normal Retirement Age. A Participant will become 100% vested in his or her Accounts on the later of his or her 65th birthday or the fifth anniversary of the date he became a Participant, if he is still an Employee on that date and had not already become 100% vested.

     8.3 Vesting on Death or Permanent Disability. If a Participant dies or incurs a permanent disability, his or her entire Account or Accounts shall become 100% vested as of the date of his or her death or permanent disability. If in the opinion of the Employer, concurred in by the Committee, a Participant is unable to perform the duties of his or her employment because of physical or mental disability and a physician acceptable to the Committee certifies that such disability is likely to be permanent, he will be considered to have incurred a "permanent disability" for purposes of the Plan. Such disability shall be deemed to commence on the date the physician's certificate is received by the Committee.

     8.4     Determination of Remainders; Restoration of Remainders Upon
Reemployment.

     (a) If a Participant's vested percentage of his or her Employer Profit Sharing Contribution Account and Employer Matching Contribution Account at his or her termination of employment is less than 100%, any non-vested amount in these Accounts which is not then payable will be a Remainder as of the last day of the Plan Year during which his or her termination of employment occurred.

     (b) If any non-vested part of a Participant's Employer Profit Sharing Contribution Account and Employer Matching Contribution Account becomes a Remainder under subparagraph (a) and he becomes a Participant again under Section 3.1(d) before he has five consecutive Breaks in Service, he may, at any time while he is a Participant and within five years of his or her rehire date, repay (without interest) the vested amount which was paid to him or her from his or her Employer Profit Sharing Contribution Account and Employer Matching Contribution Account. If he makes such repayment, the Committee will, as of the last day of the Plan Year coincident or next following such repayment, make a special allocation to these Accounts so that the dollar value of the balance in these Accounts is the same as it was on the last day of the Plan Year coincident with or next following his or her termination of employment (unadjusted for any subsequent gains or losses of the Trust's assets).

                                 ARTICLE IX.

                           DISTRIBUTION OF BENEFITS


     9.1    Time and Manner of Distribution.

     (a) On each Participant's Settlement Date, that portion of his or her separate Account or Accounts which is then vested shall be distributed in accordance with the provisions of this Section 9.1. Such vested portion, reduced by (i) any loans made to him or her by the Trustee pursuant to Section 9.2 which are treated as distributions pursuant to the Code and (ii) accrued interest on any such loan that is unpaid, will be distributed to or for the benefit of the Participant, or, in the event of his or her death, to or for the benefit of his or her Beneficiary. Distribution will be made in a cash lump sum if the amount to be distributed is $3,500 or less and otherwise by any one or any combination of the following methods as the Participant or his or her Beneficiary, as applicable, shall consent to and direct:

            (i) By payment in full of the amount credited to such Participant's Account or Accounts at the time of his or her Settlement Date, in cash with respect to any specific security account involving less than $300, otherwise in cash or in kind or any combination thereof. Any distribution of assets in kind under the Plan shall be measured at the fair market value of such assets on the date of distribution.

            (ii) By periodic payments, not less frequently than quarterly, beginning on the Participant's Settlement Date, of such substantially equal amounts, based on the amount credited to such Participant's Account or Accounts at the time such payments commence, plus any earnings on the unpaid balance, but subject to readjustment from time to time, as may be determined to exhaust such Participant's interest over a specified period elected by the Participant which cannot exceed 10 years; and, if payments to the Participant had not commenced as of his or her death, payments to the Participant's Beneficiary may not extend beyond the life of the Beneficiary or beyond the life expectancy of the Beneficiary determined as of the Participant's death and payments must commence no later than one year after the Participant's death or, in the case of a surviving spouse being the Beneficiary, no later than the date the Participant would have attained age 70 l/2. In no event shall periodic payments under this subparagraph be less than $25.

     (b) Subject to Section 2.34, if the amount credited to a Participant's Account(s) exceeds $3,500, he may elect to defer his or her Settlement Date to any date which is not later than 60 days after the close of the Plan Year in which occurs the latest of his or her 65th birthday, termination of employment with the Employer or tenth anniversary of the date he became a Participant.

     9.2. Loans. The Committee shall have the power to establish a program for loans from the Plan to Participants. Any such program, when adopted, shall constitute a part of this Plan, even though it is contained in a separate written document. The Committee shall administer and interpret any such Participant loan program so that it is consistent with Department of Labor Regulations Section 2550.408b-1.

     9.3. Designation of Beneficiaries. Each Participant shall designate any person or persons as Beneficiary or Beneficiaries to whom his or her separate Account or Accounts shall be paid in case of his or her death.
The designation of Beneficiaries shall be subject to the following:

     (a) A Participant's designation of his or her Beneficiary or Beneficiaries must be made by written instructions signed by him or her and filed with the Committee and the Trustee before his or her death. Any new designations so filed shall automatically revoke all prior designations. A married Participant may name as Beneficiary or Beneficiaries someone other than his or her spouse only with the spouse's written, notarized consent.

     (b) If a Participant dies without having a Beneficiary designation then in force, or if all Beneficiaries designated by him or her shall have died before him or her or before complete payment of his or her interest, or if, for any reason, distribution cannot be made to the Beneficiary, distribution shall be made in the following order:
            (i) to the Participant's surviving spouse; (ii) surviving children; (iii) surviving grandchildren; (iv) surviving parents;
            (v) surviving brothers and sisters; or (vi) executors or administrators. Any determination or direction made by the Committee in good faith as to the rights or identity of any Beneficiary shall be conclusive on all persons, and neither an Employer, the Committee, nor an Employer's officers or employees shall be liable to any person on account of any error in such decision or determination. Any payment made in accordance with this Section shall fully acquit and discharge the Committee, each Employer, the Trustee, their officers and employees from all future liability with respect to the amount so paid.

     9.4 Missing Participants. In the event that the whereabouts of a Participant who has become entitled to receive, or is receiving distributions under the Trust cannot be determined by the Committee, they shall have the right at any time after seven years from the date on which the Committee last had contact with such Participant:

     (a) To direct that the balance of his or her interest be distributed to his or her Beneficiary or Beneficiaries, if then living; or

     (b) In the event his or her Beneficiary or Beneficiaries cannot be located, or such Employee failed to designate any Beneficiaries, to retain the balance of such vested portion in accordance with the Plan until disposition thereof is permitted under the Code, and regulations thereunder or other applicable law.

     9.5 Direct Rollovers. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed in the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

     (a) Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

     (b) Eligible Retirement Plan. An Eligible Retirement Plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

     (c) Distributee. A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

     (d) Direct Rollover. A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

                                  ARTICLE X.

                                ADMINISTRATION


     10.1. Allocation of Responsibility Among Fiduciaries. The Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan. The Board of Directors of Nuveen, or Executive Committee thereof, shall have the sole responsibility to designate Profit-Sharing Contributions under Article IV, the sole authority to appoint and remove the Trustee and Committee, and to amend or terminate, in whole or in part, the Plan and the Trust. The Committee shall have such other responsibility for the administration of this Plan as is specifically described in the Plan and shall be the "administrator" under Section 3(16)(A) of ERISA and the "plan administrator" under Code Section 414(g). The Trustee shall have sole responsibility for the administration of the Trust and the management of the assets under the Trust except to the extent that the Trustee is subject to the direction of the Committee or Participants, as specifically provided in the Plan and Trust. Each Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan and the Trust, as the case may be, authorizing or providing for such direction, information or action. It is intended under the Plan and the Trust that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan and the Trust and shall not be responsible for any act or failure to act of another Fiduciary.

     10.2 Committee. The Committee shall consist of at least three and not more than six members appointed by Nuveen. A member of the Committee may resign by written notice to, or may be removed by, Nuveen, which shall appoint a successor to fill any vacancy. While there is a vacancy in the membership of the Committee, the remaining members of the Committee shall have the same powers as the full membership until the vacancy has been filled. The Secretary of Nuveen shall advise the Trustee in writing of the members of the Committee and of any changes which may occur in the membership.

     10.3 Duties and Powers of Committee. The Committee shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

     (a) to administer the Plan, including exclusive discretionary authority to construe and interpret the Plan, decide all questions of eligibility and the amount, manner and time of payment of any benefits hereunder;

     (b) to prescribe procedures and forms to be followed by Participants or Beneficiaries in connection with Elective Deferral Contributions, investment of Accounts, loans, designation of Beneficiaries, applications for benefits and all other matters under the Plan;

     (c) to prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan and Trust;

     (d) to receive from the Employer and from Participants such information as shall be necessary for the proper administration of the Plan and Trust;

     (e) to furnish the Employer, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

     (f) to receive, review and keep on file (as is deemed convenient or proper) reports of the financial condition, receipts and disbursements, assets, and Participant accounts of the Trust Fund;

     (g) to exercise such authority and responsibility as is deemed appropriate in order to comply with the reporting, disclosure and registration requirements of the Employee Retirement Income Security Act of l974 ("ERISA") and regulations issued thereunder;

     (h) to appoint or employ individuals to assist in the administration of the Plan and Trust and any other agents deemed advisable, including legal counsel, and such clerical, medical, accounting, auditing, actuarial and other services as may be required in carrying out the provisions of the Plan;

     (i) to retain any funds or property subject to any dispute without liability for interest, and to decline to make payment or delivery of any such funds or property until final adjudication or an appropriate release is obtained;

     (j)    to compromise, contest, arbitrate or abandon claims or demands;

     (k) to give proxies to vote stocks and other voting securities, to join in or oppose (alone or jointly with others) voting trusts, mergers, consolidations, foreclosures, reorganizations, liquidations or other changes in the financial structure of any corporation, and to exercise or sell stock subscription or conversion rights;

     (l) to provide the Trustee with a list of the Participants for such Plan Year, together with a statement of the calculation, made in accordance with the provisions of the Plan hereof, of the portion of such contribution and Remainders to be credited to each Participant's account on the books of the Trustee; and

     (m) to perform any and all other acts which the Committee deems necessary or appropriate for the proper and advantageous administration of the Plan and management, investment and distribution of the Trust.

Except as provided in Sections 9.2 and this 10.3, the Committee shall have no power to exercise discretion in the operation or administration of the Plan. A member of the Committee shall not participate in any action on any matters involving solely his or her own rights or benefits as a Participant under the Plan and any such matters shall be determined by the other Committee members.

     10.4   Administration of Trust Fund.

     (a) The Committee shall direct the Trustee concerning investment of the Trust Fund, subject to the direction of Participants under Section 11.2, and all payments which shall be made out of the Trust Fund pursuant to the provisions of the Plan. Any direction to the Trustee shall be in writing and signed by a majority of the Committee or by a member so authorized by a majority of the members.

     (b) To the extent that Participants exercise discretion over the investment of their Accounts under Section 11.2, no Fiduciary shall be liable for any loss, or by reason of any breach which results from such an exercise of discretion by the Participant.

     10.5 Procedures of Committee. The Committee may act at a meeting or by writing without a meeting, by the vote or assent of a majority of its members, and may adopt such bylaws and regulations as are deemed desirable for the conduct of its affairs and the administration of the Plan. Except as otherwise provided in ERISA, a dissenting member who, within a reasonable time after he has knowledge of any action or failure to act by the majority, registers his or her dissent in writing delivered to the other members, shall not be responsible for any such action or failure to act.

        10.6  Allocation and Delegation of Administrative Responsibilities.
The Committee may, upon approval of a majority of the Committee, allocate among the members of the Committee any of the administrative responsibilities under the Plan or designate any other person, firm or corporation to carry out any of the administrative responsibilities of the Committee under the Plan. Any such allocation or designation shall be made pursuant to a written instrument executed by a majority of the Committee.

        10.7 Indemnification of Committee. Members of the Committee shall be indemnified by Nuveen for all liability, joint or several, for their acts and omissions and the acts and omissions of their agents and co-fiduciaries, in the administration and operation of the Plan, and shall also be indemnified by Nuveen against all costs and expenses reasonably incurred by them in connection with the defense of any action, suit, or proceeding in which they may be made defendants by reason of their being or having been Committee Members, whether or not then serving as such, including the cost of reasonable settlements (other than amounts paid to the Employer) made to avoid costs of litigation and payment of any judgment or decree entered in such action, suit or proceeding. Nuveen shall not, however, indemnify Committee members with respect to any act finally adjudicated to have been caused by willful misconduct. The right of indemnification shall not be exclusive of any other right to which a Committee member may be legally entitled and it shall inure to the benefit of the legal representatives of the Committee.

        10.8 Compensation and Expenses. All taxes and all reasonable costs, charges, and expenses incurred in the administration of the Plan, including compensation to the Trustee as agreed between Nuveen and the Trustee and compensation to the agents, attorneys, accountants and other persons employed by the Trustee or the Committee, shall be paid by the Employer. Members of the Committee shall not receive compensation for their services, but the Employer shall reimburse them for any necessary expenses incurred in the discharge of their duties.

        10.9 Records. The Committee shall keep a record of all of its meetings and shall keep such books of account, records and other data as may be necessary or desirable in its judgment for the administration of the Plan.

        10.10 Claims Procedure. The Committee shall make all determinations as to the right of any person to a benefit. Any denial by the Committee of the claim for benefits under the Plan by a Participant or Beneficiary shall be stated in writing by the Committee and delivered or mailed to the Participant or Beneficiary; and such notice shall set forth the specific reasons for the denial, written in a manner that may be understood by the Participant or a Beneficiary. In addition, the Committee shall afford a reasonable opportunity to any Participant or Beneficiary whose claim for benefits has been denied for a review of the decision denying the claim, provided that the Participant or Beneficiary requests the review in writing, within 60 days after notification of denial of the claim. A decision by the Committee shall be made within 60 days after receipt of the request for a review.

                                    ARTICLE XI

                    THE TRUST FUND AND ITS ADMINISTRATION


        11.1 The Trust Fund. The Trust Fund shall be held by the Trustee and invested and distributed by it pursuant to the direction of the Committee. In no event shall any part of the Trust Fund be used for or diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries, provided that upon Nuveen's request, a contribution which was made by a mistake of fact, or conditioned upon the initial qualification of the Plan or upon the deductibility of the contribution under Code Section 404 shall be returned to an Employer within one year after the payment of the contribution, the denial of the qualification or the disallowance of the deduction (to the extent disallowed), whichever is applicable.

        11.2  Designation of Investments by Participants.

 (a) The Committee shall periodically establish rules and regulations for each Participant to direct the investment of his or her Accounts among the following classes of securities, the specific securities, or combination thereof, as specified by the Committee or Nuveen for this purpose:

             (i) Capital stock of IDS Cash Management Fund, Inc., Investors Stock Fund, Inc., Investors Selective Fund, Inc. and IDS New Dimensions Fund, Inc., which are open-end investment companies sponsored and offered by Investors Diversified Services, Inc.

            (ii) Capital stock of any other open-end investment company sponsored and offered by Investors Diversified Services, Inc., as the Committee may from time to time designate.

           (iii) Investment in the IDS Income Fund II, which is a combination of money-market investments and guaranteed investment contracts managed by American Express Trust Company.

            (iv) Nuveen Growth and Income Stock Fund, which invests primarily in equity securities of domestic companies with market capitalization of at least $500 million;

             (v) The Brinson Partners Non-U.S. Equity Fund, which invests primarily in equity securities of non-U.S. issuers;

            (vi) St. Paul Companies Stock Pooled Account, which will have approximately 90% to 95% of its assets in common stock of The St. Paul Companies and approximately 5% to 10% of its assets in the American Express Trust Collective Cash Fund. The American Express Trust Collective Cash Fund is similar to a money market fund. The foregoing percentages may be adjusted.

           (vii) The John Nuveen Company Stock Pooled Account, which will have approximately 90% to 95% of its assets in common stock of The John Nuveen Company and approximately 5% to 10% of its assets in the American Express Trust Collective Cash Fund. The American Express Trust Collective Cash Fund is similar to a money market fund. The foregoing percentages may be adjusted.

Such designation shall be given by each Participant for the investment of the then current contribution or for any changes in the Participant's investment account at such time or times as the Committee may designate; provided, however, that the Committee shall specify not less than four times during each Plan Year with respect to which current contribution designations or investment changes may be made. Earnings on any investment shall be automatically reinvested by the Trustee in the same securities, except as otherwise provided in the Trust.

     (b) This Section shall be administered in accordance with ERISA Section 404(c) and the Regulations thereunder, and it is intended that neither the Trustee, the Committee or an Employer shall be responsible for any loss that relates to amounts invested at the direction of a Participant, to the extent provided in ERISA Section 404(c); provided however that the Committee's may, at its option, designate a default fund for contributions for which no Participant direction has been given.

        11.3 Trustee. The Trustee shall be American Express Trust Company or its successor appointed by Nuveen. A successor Trustee may be a bank or trust company in any state of the United States of America authorized to administer trusts. The Trustee will act pursuant to the terms of its Trust Agreement with Nuveen and of the Plan.

                                 ARTICLE XII.

                                MISCELLANEOUS


        12.1 Information to be Furnished by the Employer. The Employers shall furnish the Committee and the Trustee such data and information as may be required to administer and carry out the provisions of the Plan and Trust. The records of the Employers as to a Participant's period or periods of employment, termination of employment and the reason therefor, leave of absence, re-employment and profit-sharing earnings will be conclusive on all persons unless determined to the Committee's satisfaction to be incorrect.

        12.2 Information to be Furnished by Participants. Participants and their Beneficiaries must furnish to the Committee and the Trustee such evidence, data or information as the Committee consider desirable to carry out the Plan.

        12.3 Interests Not Transferable. Except as to any debt owing to the Trustee because of loans made pursuant to the Plan, and except as to the payment of benefits in accordance with the applicable requirements of any qualified domestic relations order as described in Section 12.13, the interests of Participants and their Beneficiaries under the Plan are not subject to the claims of their creditors and cannot be transferred or encumbered.

     12.4. Facility of Payment. When, in the Committee's determination, a Participant or Beneficiary is under a legal disability or is incapacitated in any way so as to be unable to manage his or her financial affairs, the Committee may direct the Trustee to make payments to the Participant or Beneficiary or his or her legal representative, or to a relative or friend of the Participant or Beneficiary for his or her benefit, or may direct the Trustee to apply the payment for the benefit of the Participant or Beneficiary in any way in which the Committee consider advisable.

     12.5. Absence of Guaranty. The Committee, the Trustee and the Employers do not in any way guarantee the Trust Fund from loss or depreciation. No Employer guarantees any payment to any person under the Plan.

     12.6. Employment Rights. The Plan does not constitute a contract of employment, and participation in the Plan will not give any Employee the right to be retained in the employ of an Employer or limit the right of an Employer to discharge any Employee with or without cause.

     12.7. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

     12.8. Waiver of Notice. Any notice required under the Plan may be waived by the person entitled to such notice.

     12.9. Gender and Number. Where the context admits, words denoting men include women, the plural includes the singular and the singular includes the plural.

     12.10. Action by Nuveen. Any action by Nuveen shall be by resolution of its Board of Directors or the Executive Committee of its Board of Directors, or by a person authorized by resolution of its Board of Directors or the Executive Committee of its Board of Directors.

     12.11. Courts. In case of any court proceedings involving the Trustee, the Committee, an Employer or the Trust Fund, only the Trustee, the Committee and Nuveen shall be necessary parties to the proceedings, and no other person shall be entitled to notice of process. A final judgment entered in any such proceedings shall be conclusive.

     12.12. Successors, etc. The Plan shall be binding on all persons entitled to benefits under the Plan and their respective heirs and legal representatives, on the Employers and their successor and assigns, and on the Trustee and the Committee and their respective successors.

     12.13. Qualified Domestic Relations Orders. Notwithstanding any provision in the Plan to the contrary, the Committee shall adopt rules and procedures under the Plan to comply with the terms of any applicable
"qualified domestic relations order" (as defined by Code Section 414(p))
(a "QDRO"). The Accounts of any Participant subject to a QDRO shall be adjusted to reflect any benefit assignment(s) or payment(s) made pursuant to such QDRO. If a QDRO so provides, payment of benefits assigned to an alternate payee may be made in a lump sum as soon as practicable after the date the Committee determines that the domestic relations order satisfies the QDRO requirements, even if the Participant is not then eligible for a distribution and has not then attained earliest retirement age (as defined by Code Section 414(p)).

                                 ARTICLE XIII.

                      ADOPTION, AMENDMENT OR TERMINATION


     13.1 Adoption. A Related Business authorized by Nuveen to adopt the Plan may do so by appropriate action which:

     (a)    Directs that the Related Business becomes a party to the Trust
            Agreement;

     (b) Specifies the date upon which the Plan becomes effective with respect to the Employees of the Related Business; and

     (c) Prescribes the period, if any, during which an Employee's employment with the Related Business prior to the adoption of the Plan by the Related Business shall be deemed Service for purposes of the Plan.

     13.2. Amendment. While Nuveen expects to continue the Plan, it must necessarily reserve and does reserve the right, to amend the Plan from time to time, except as follows:

     (a) The duties and liabilities of the Trustee and the Committee under the Plan cannot be changed substantially without their consent.

     (b) No amendment shall serve to divest any Participant or his or her Beneficiaries of any portion of his or her account or accounts which has become vested in him or them, or revert in an Employer any interest in the assets of the Trust Fund or any part thereof.

     (c) No amendment shall serve to eliminate an optional form of payment as to any account or accounts which has become vested in any Participant prior to adoption of such amendment except for the elimination of an optional form of payment permitted by the Code and regulations promulgated thereunder.

     13.3 Termination. The Plan will terminate with respect to an Employer on the first to occur of the following:

     (a) As to Participants employed by the Employer, the date the Plan is terminated by the Employer if 30 days' advance written notice of the termination is given to the Committee and the Trustee;

     (b) The date that the Employer is judicially declared bankrupt or insolvent;

     (c) The date that the Employer advises the Committee in writing that it will no longer make any contributions under the Plan, except that in such event the Committee may elect to have the Trust continue in effect for the benefit of the Participants employed by the Employer, in which event all powers vested in the Employer under the Trust Agreement with respect to such Participants and their Beneficiaries shall vest in the Committee; or

     (d) The dissolution, merger, consolidation or reorganization of the Employer, or the sale by the Employer of all or substantially all of its assets, except that in any such event arrangements may be made whereby the Plan will be continued by any successor to the Employer or any purchaser of all or substantially all of the Employer's assets, in which case the successor or purchaser will be substituted for the Employer under the Plan.

     13.4. Vesting and Distribution on Termination. If the Plan is terminated or partially terminated as of any date other than December 3l, all adjustments required as of any December 3l shall be made as of that date. On termination or partial termination of the Plan, each affected Participant's or Beneficiary's Account balance or balances (after all adjustments then required) shall be fully vested and nonforfeitable and distributed to him or her by one or more of the methods specified in Section 9.1 of the Plan, as the Committee determine.

     13.5 Notice of Amendment or Termination. Participants and their Beneficiaries will be notified of an amendment or termination within a reasonable time.

     13.6 Merger or Consolidation of Plan. In the event of a merger or consolidation with, or transfer of Plan assets or liabilities to, any other plan, each Participant in the Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately prior to the merger, consolidation or transfer (if the Plan had then terminated).

                                  ARTICLE XIV.

                                    NOTICE


     When herein provided for, notice to be given to an Employer shall be delivered to the President, Executive Vice President, or Secretary of Nuveen, personally, at the office of Nuveen in Chicago, Illinois, or shall be sent by registered mail addressed to the President of Nuveen. Notice when herein provided to be given to an Employee or Beneficiary shall be given by either delivering such notice personally to the Employee or Beneficiary or by sending a notice by registered mail addressed to himor her at his or her address shown on the records of his/her Employer. Notice given to the heirs, devices, executors, administrators and personal representatives of an Employee or Beneficiary shall be given by addressing a notice to the representatives of the Employee or Beneficiary and mailing the same by registered mail to his or her address shown on the records of his/her Employer. Any such notice given pursuant hereto shall be binding upon the Employer, the Committee, the Trustee, and the Employee or Beneficiary and his or her heirs, devices, and personal representatives.

                                 ARTICLE XV.

                             TOP-HEAVY PROVISIONS


        15.1 Requirements in Plan Years in which Plan is Top-Heavy. The Committee shall determine annually whether the Plan is Top-Heavy as of the Determination Date for any Plan Year beginning after January l, l984. Notwithstanding anything herein to the contrary, if the Plan is Top-Heavy as determined pursuant to Code Section 4l6 for the Plan Year beginning after January l, l984, then the Plan shall meet the following requirements for any such Plan Year:

        (a) Minimum Vesting Requirements. A Participant's vested interest in his or her account shall be determined in accordance with the following schedule and not in accordance with Section 6.l:


               Years of Service         Vested Percentage
               -----------------------  -----------------

               less than 2 years                       0%
               2 years but less than 3                20%
               3 years but less than 4                40%
               4 years but less than 5                60%
               5 years but less than 6                80%
               6 years or more                       l00%


            In the event that the Top-Heavy Plan ceases thereafter to be Top-Heavy, each Participant's vested interest shall again be determined under Section 6.1, provided that a Participant's vested interest shall not be reduced thereby. To the extent required by both Code Section 411(a)(l0) and Final Regulations of the Department of the Treasury under Code Section 416, if the determination of a Participant's vested interest is changed from the use of Section 8.1 to the use of Section 15.1, or vice versa, each Participant with at least three years of Service may elect to continue to have his or her vested interest computed under the formerly applied vesting schedule. Such a Participant shall make the foregoing election no later than the last to occur of the following:

            (i) The date which is 60 days after the date on which the change in vesting schedules is adopted;

            (ii) The date which is 60 days after the date on which the change in vesting schedules is effective; or

            (iii) The date which is 60 days after the date on which the
                  Participant receives written notice of the change in vesting schedules.

      (b) Minimum Contribution Requirements. It is intended that the Employer will meet the minimum contribution requirements of Code Sections 416(c) and (h) by providing a minimum contribution (including Remainders allocable under Section 7.2) for such Plan Year for each Participant who is a Non-Key Employee, in accordance with whichever of the following paragraphs is applicable:

             (i) If the Employer does not maintain a tax-qualified defined-benefit pension plan, or if the Employer maintains such a pension plan in which no Participant can participate, the minimum contribution per Participant shall be 3% of the Participant's compensation for that Fiscal year;

            (ii) If the Employer maintains a tax-qualified defined-benefit pension plan in which one or more Participants may participate, and that pension plan is not Top-Heavy, the minimum contribution per Participant shall be 3% of a Participant's compensation for that Plan Year, or 4% of the Participant's compensation for that Plan Year, provided (a) that this Plan is not Super Top-Heavy, (b) that the increased l% contribution is necessary to avoid the application of Code
                  Section 416(h)(l) (relating to the adjustment of the combined plan contributions and benefits limitation which would substitute l.0 for l.25 in the defined contribution and benefit plan fractions under Code Section 4l5) and (c) that such adjusted plan contributions and benefits limitation would otherwise be exceeded if such increased minimum contribution were not so increased; and

           (iii) If the Employer maintains a tax-qualified defined-benefit pension plan in which one or more Participants may participate, and that pension plan is Top-Heavy, the minimum contribution per Participant shall be 5% of the Participant's compensation for that Plan Year; provided, however, that if this Plan is not Super Top-Heavy, the minimum contribution shall be increased to 7.5% if necessary to avoid the application of Code Section 416(h)(l) (relating to the adjustments to the combined plan contributions and benefits limitation described in paragraph (ii) above) and if such adjusted plan contributions and benefits limitation would otherwise be exceeded if an increased minimum contribution is not made.

            The minimum contribution under this subsection shall be allocated to Participants' accounts as provided in Section 4.3. Notwithstanding anything in this subsection to the contrary, the applicable minimum contribution required under this subsection shall in no event exceed, in terms of a percentage of compensation the contribution made for the Key Employee for whom such percentage is highest for the Plan Year after taking into account contributions or benefits under other tax-qualified plans in the Plan's required aggregation group as provided pursuant to Code
            Section 416(c)(2)(B)(iii). Furthermore, no minimum contribution will be required under this subsection (or the minimum contribution shall be reduced, as the case may be) for a Participant for any Plan Year if the Employer maintains another tax-qualified defined benefit or defined contribution plan under which a minimum benefit or contribution is being accrued or made for such Plan Year in whole or in part for the Participant in accordance with the foregoing paragraphs (ii) and (iii).

(a) Maximum Annual Additions. For purposes of determining maximum annual additions under Section 6.4, if the Plan does not meet the requirements of Code Section 416(h)(2), the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction shall be determined in accordance with Code Section 415(e) and applicable regulations prescribed by the Secretary of the Treasury as modified by Code Section 416(h)(1) and any such applicable regulations.

     Executed this 18th day of December, 1996



     ATTEST:                  JOHN NUVEEN & CO. INCORPORATED

     /s/ James J. Wesolowski    By: /s/ Larry W. Martin
     --------------------       ----------------------------
         Secretary                      Larry W. Martin
                                        Vice President